July 30, 2018

Brown Capital Management Mutual Funds
1201 N. Calvert Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Investment Advisor and Other Service Providers” in the Statement of Additional Information for The Brown Capital Management Small Company Fund, The Brown Capital Management Mid Company Fund, The Brown Capital Management International Equity Fund, and The Brown Capital Management International Small Company Fund, each a series portfolio of Brown Capital Management Mutual Funds (the “Trust”), which is included in Post-Effective Amendment No. 89 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-37458), and Amendment No. 90 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-06199), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (913) 660-0778 or John.Lively@Practus.com.

Very truly yours,

/s/ John H. Lively
John H. Lively

JOHN H. LIVELY • MANAGING PARTNER

11300 Tomahawk Creek Pkwy • Ste. 310 • Leawood, KS 66211 • p: 913.660.0778 • c: 913.523.6112
Practus, LLP • John.Lively@Practus.com • Practus.com